Exhibit 99.15

           (Text of graph posted to Ashland Inc.'s website concerning
                      U.S. Gulf Coast Asphalt Barge Prices)

 ARGUS ASPHALT REPORT ((C), 2004 ARGUS MEDIA) U.S. GULF COAST ASPHALT BARGE PRICES*

SOURCE: Argus Media
Information  concerning  Argus  may  be  accessed  at  www.argusonline.com.
Ashland makes no warranties or representations concerning any information posted or distributed by Argus, including without limitation information contained on its website.

                                                                                                 1999-2003
                         1999         2000        2001        2002         2003        2004        Average
                        -----       ------       -----       -----       ------      ------      ---------
    Jan.                42.06       102.06       71.69       73.31       144.31      113.69          86.69

    Feb.                46.63       116.56       64.25       91.69       167.00      111.65          97.23

    March               53.50       130.60       68.50      102.50       156.25      116.06         102.27

    April               63.94       135.13       72.13      120.75       138.75      125.69         106.14

     May                68.20       132.19       78.88      139.75       120.20                     107.84

    June                72.55       128.95       87.44      145.75       121.38                     111.21

    July                83.05       126.19       94.75      131.63       121.50                     111.42

   August               88.06       119.65      102.35      122.56       126.75                     111.87

   Sept.                90.85       115.88      106.42      117.63       128.81                     111.92

    Oct.                91.81       102.17      100.44      114.44       127.19                     107.21

    Nov.                91.50       91.00        86.25       98.75       118.50                      97.20

    Dec.                92.92       84.83        69.00       94.58       115.00                      91.27
---------------------------------------------------------------------------------------------------------------
     AVG.               73.76       115.43       83.51      112.78       132.14      116.77         103.52

*($, Ton)